SETTLEMENT AGREEMENT

      This settlement agreement ("Agreement") is made as of this 14th day of August, 2001, by and among (i) Log On America, Inc. ("LOA"), (ii) Credit Suisse First Boston Corporation ("CSFBC") and (iii) Marshall Capital Management, Inc. ("MCM").

      WHEREAS, LOA and MCM are parties to (A) a Securities Purchase Agreement, dated as of February 23, 2000 (the "Series A Purchase Agreement"), pursuant to which LOA issued and sold to MCM (i) shares of its Series A Convertible Preferred Stock (the "Series A Stock") in accordance with the terms of a Certificate of Designations, Preferences and Rights (the "Series A Certificate"), and (ii) Warrant (the "Series A Warrant") entitling the holder thereof to purchase shares of the Company's common stock (the "Common Stock") and (B) a Registration Rights Agreement, dated as of February 23, 2000 (the "Series A Registration Agreement")(the Series A Purchase Agreement, the Series A Certificate, the certificate(s) representing shares of Series A Stock held by MCM, the Series A Warrant, and the Series A Registration Rights Agreement are collectively referred to herein as the "Series A Transaction Documents");

      WHEREAS, LOA sued MCM and others in the action Log On America, Inc. v. Promethean Asset Management, LLC, 00 Civ. 6218 (RMB)(the "Initial Action");

      WHEREAS, LOA sued CSFBC in the action Log on America v. Credit Suisse First Boston Corporation, 01 Civ. 0272 (RMB)(MHD) ("Second Action"); and

      WHEREAS LOA, CSFBC, and MCM desire to resolve the disputes raised respectively between LOA and MCM in the Initial Action and between LOA and CSFBC in the Second Action and in all other respects resolve any and all disputes between LOA and both CSFBC and MCM;

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. At or about the time that this Agreement is executed and delivered by the parties hereto, LOA will execute (a) a stipulation of dismissal with prejudice of the entire Second Action in the form attached hereto as Exhibit A; and (b) a notice of dismissal with prejudice of the Initial Action with regard to MCM in the form attached hereto as Exhibit B, and will deliver such documents into escrow with counsel for CSFBC and MCM, Solomon, Zauderer, Ellenhom, Frischer & Sharp ("Solomon, Zauderer"). Upon payment of the amount described in paragraph 2 below, Solomon, Zauderer may release such stipulation and notice to CSFBC and MCM, and CSFBC and MCM thereafter may file such stipulation and notice without any further notice to LOA.

      2. CSFBC shall pay the amount of $3.25 million to LOA by wire transfer or check within five (5) business days following the execution and delivery of this Agreement by the parties.

      3. Upon tender by CSFBC of the amount described in paragraph 2 above, and the delivery by MCM of(i) certificate(s) representing 7,500 shares of Series A Stock for cancellation and (ii) the Series A Warrant for cancellation, LOA shall
(i) issue and deliver to MCM 7,500 shares of a new series of preferred stock (the "Series B Stock") pursuant to a Certificate of Designations, Preferences and Rights in the form attached hereto as Exhibit C (the "Series B Certificate of Designation"); (ii) execute and deliver to MCM a registration rights agreement in the form attached hereto as Exhibit D (the "Series B Registration Rights Agreement"), covering the registration of the resale by MCM of the Common Stock issuable upon conversion of the Series B Stock; and (iii) execute and deliver to MCM the exchange agreement in the form attached hereto as Exhibit E (the "Exchange Agreement") pursuant to which MCM will exchange (a) 7,500 shares of Series A Stock held by MCM and (b) the Series A Warrant for 7,500 shares of Series B stock. Prior to the issuance of the Series B Stock to MCM, LOA will file the Series B Certificate of Designation with the Secretary of State of the State of Delaware and deliver a file-stamped copy thereof to MCM. The Series B Stock, the Exchange Agreement, the Series B Certificate of Designation and the Series B Registration Rights Agreement are collectively referred to herein as the "Series B Transaction Documents".

      4. Simultaneously with LOAs actions under paragraph 3 above, MCM shall (i) execute the Series B Registration Rights Agreement and Exchange Agreement, and
(ii) deliver to LOA (a) the 7,500 shares of Series A Stock held by MCM and (b) the Series A Warrant.

      5. Upon the due issuance and delivery of 7,500 shares of Series B Stock, and the execution and delivery of the Series B Registration Rights Agreement, to MCM pursuant to paragraph 3 above, LOA and MCM's rights and obligations under the Series A Transaction Documents and shares of Series A Stock and Series A Warrant held by MCM, will be extinguished and of no further force or effect.

      6. Effective upon (i) receipt by LOA of the payment described in paragraph 2 above, (ii) the ordering by the Court (as defined below) of the stipulation of dismissal and Notice and Order of Dismissal described in paragraph 1; (iii) the issuance and delivery of Series B Stock described in paragraph 3 to MCM; (iv) the execution and delivery of the Series B Registration Rights Agreement and Exchange Agreement by LOA and MCM; (v) delivery of certificates for 7,500 shares of Series A Stock by MCM to LOA for cancellation; and (vi) delivery of the Series A Warrant by MCM to LOA for cancellation (clauses (i) -- (vi) being referred to as the "Release Conditions"), LOA, and its parents, subsidiaries, affiliates, officers, directors, agents, employees, representatives, record and beneficial security holders, successors and assigns, ("LOA Parties") hereby fully release and forever discharge both CSFBC, and its parents, subsidiaries, affiliates, officers, directors, agents, employees, representatives, record and beneficial security holders, successors and assigns ("CSFBC Parties") and MCM, and its parents, subsidiaries, affiliates, officers, directors, agents, employees, representatives, record and beneficial security holders, successors and assigns ("MCM Parties") of and from any and all claims, demands, duties, obligations, liabilities, rights, damages (including exemplary or punitive damages) or causes of action, whether known or unknown, at law or in equity, contingent or matured, in contract or in tort, that the LOA Parties have ever had, or ever may have, in any way arising out of any event, circumstance, act or omission from the beginning of the world to the date of this Agreement including without limitation those arising from, relating to, or concerning (i) all claims and causes of action asserted in the Complaint filed in both the Initial Action and the Second Action or (ii) the Series A Transaction Documents and the Series A Stock and Warrant ("Released Claims"); provided, however, that such release shall not apply to any obligation that any MCM Party may have at any time under the Series B Transaction Documents or shares of Series B stock or herein.

      7. Effective upon satisfaction of the Release Conditions, the CSFBC Parties and the MCM Parties hereby fully release and forever discharge the LOA Parties of and from any and all claims, demands, duties, obligations, liabilities, rights, damages (including exemplary or punitive damages) or causes of action, whether known or unknown, at law or in equity, contingent or matured, in contract or in tort, that the CSFBC Parties or the MCM Parties have ever had, or ever may have, in any way arising out of any event, circumstance, act or omission from the beginning of the world to the date of this Agreement including without limitation those arising from, relating to, or concerning (i) all claims and causes of action asserted in the Complaint filed in both the Initial Action and the Second Action or (ii) the Series A Transaction Documents and the Series A Stock; provided, however, that such release shall not apply to any obligations that any LOA Party may have at any time under the Series B Transaction Documents or shares of Series B stock or herein.

      8. Nothing contained herein shall be deemed in anyway to release any claims asserted against Promethean Asset Management LLC, HFTP Investment LLC, Fisher Capital Ltd., Wingate Capital Ltd. and Citadel Limited Partnership (collectively the "Preferred Investors") from any claims that LOA may have against the Preferred Investors, including but not limited to the claims asserted by LOA in the Initial Action and, the Preferred Investors shall not be third-party beneficiaries under this agreement.

      9. The United States District Court for the Southern District of New York (the "Court") shall retain jurisdiction to enforce the terms of this settlement. This Agreement is to be governed by the laws of the State of New York without giving effect to any provision thereof that would allow or require the application of the laws of any other jurisdiction.

      10. It is the intention of the parties to this Agreement to relieve the CSFBC Parties and the MCM Parties, and each of them, from any claims for contribution or indemnity to any other person or entity arising out of the Released Claims. Therefore, the LOA Parties agree that they will reduce or credit, against any judgment or settlement that they may obtain against any person or entity, an amount equal to the full amount of any judgment that such person may at any time obtain or have obtained against the CSFBC Parties and the MCM Parties, or any of them, on any claim, for contribution or indemnification, that relates to or arises out of any Released Claims. LOA shall take such action as may be reasonably required to assure the effectuation of the reduction of judgment as provided for herein.

      11. Each party hereto, and each person signing this Agreement or any Series B Transaction Document and any other documents related thereto on behalf of such party, represents and warrants that it, he or she, as the case may be, has full authority to do so. By signing this Agreement, each party represents and warrants that no other person, partnership, creditor, or entity, affiliated with or acting at the direction of, in concert with or on behalf of such party, has or has had any interest in the claims, demands, obligations or causes of action referred to in the Agreement and such party has the sole right and exclusive authority to execute this Agreement and the Series B Transaction Documents and has not transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to herein.

      12. This Agreement and the Series B Transaction Documents represent the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties on any and all such issues. This Agreement is intended to be a binding agreement between the parties and shall not be changed, modified, amended, extended, terminated, waived or discharged except by an agreement in writing signed by all parties hereto. This Agreement may be signed in counterparts.

      13. Each of the parties has participated in the drafting of this Agreement after consulting with counsel. Accordingly, no party shall maintain that the language of this Agreement should be construed in any way by reason of the other party's putative role as the drafter of the agreement.

      14. Except as expressly set forth herein, neither party has relied on any representations made by the other party in reaching this Agreement.

      15. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective legal representatives, successor and assigns.

      16. The parties hereto agree to sign such other and further documents as may be necessary to give effect to this Agreement.

      17. All actions provided for herein shall be deemed to have been effected simultaneously.

      18. Nothing contained herein constitutes an admission of liability by any party, and each party expressly denies any such liability.

      19. The parties agree to cause any and all direct or indirect parents, divisions, subsidiaries, affiliates, employees, agents, representatives, and attorneys to abide by the terms of this Agreement.

Dated:   August 14, 2001

GAFNER & SHORE, LLP                  SOLOMON, ZAUDERER, ELLENIIORN
                                       FRISCHER & SHARP By:

By: /s/ Mark A. Berman               By: /s/ Michael S. Lazaroff
   -----------------------               -------------------------
   Steven J. Shore                       Harry Frischer
   Mark A. Berman                        Michael S. Lazaroff
360 Lexington Avenue                 45 Rockefeller Plaza
New York, New York 10017             New York, New York 10111
(212) 922-9250                       (212) 956-3700
(212) 922-9335 (Fax)                 (212) 956-4068 (Fax)

Attorneys for                        Attorneys for Credit Suisse First Boston
Log On America, Inc.                 Corporation and Marshall Capital
                                     Management, Inc.

                                                                       Exhibit C

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                              LOG ON AMERICA, INC.

      Log On America, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify, that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Seven Thousand Five Hundred (7,500) shares of Series B Convertible Preferred Stock of the Company, as follows:

      RESOLVED, that the Company is authorized to issue 7,500 shares of Series B Convertible Preferred Stock (the "Series B Shares"), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

      (1)   Dividends. The Series B Shares shall not bear any dividends.

      (2)   Distribution of Assets Upon Liquidation.

            (a) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of the Company (each, a "Liquidation Event"), no distribution shall be made to the holders of any shares of Junior Securities unless, following the payment of preferential amounts on all Senior Securities, each holder of a Series B Share shall have received the Stated Value with respect to each Series B Share then held by such holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities, the assets available for distribution to the holders of the Series B Shares and the holders of Pari Passu Securities are insufficient to pay the aggregate Stated Value payable with respect to the Preferred Shares and the aggregate preferential amount payable with respect to such Pari Passu Securities, the remaining assets of the Company shall be distributed ratably among the Series B Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Stated Value in the case of a Series B Share) bears to the aggregate preferential amount payable on all such shares.

            (b) After the payment of any preferential amounts on all Senior Securities and payment of the full Stated Value with respect to each Series B Share and the preferential amounts payable on any Pari Passu Securities, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Junior Securities of the Company.

            (c) For purposes hereof, the following terms shall have the meanings indicated:

                  (i) "Junior Securities" means the Common Stock and all securities of the Company or any of it s subsidiaries that are not Pari Passu Securities or Senior Securities as defined below.

                  (ii) "Pari Passu Securities" means those securities of the Company or any of its subsidiaries outstanding on the Closing Date that by their terms are pari passu with the Series B Shares; and

                  (iii) "Senior Securities" means any indebtedness incurred by the Company and the Company's Series A Convertible Preferred Stock, par value $0.01 per share.

      (3) Voting Rights. The holders of record of Series B Shares shall not be entitled to any voting rights except as required by law.

      (4) Conversion of Preferred Shares. The Series B Shares shall be convertible on the terms and conditions set forth in this Section 4.

            (a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                  (i) "Issuance Date" means, with respect to each Series B Share, the date of issuance of the applicable Series B Share pursuant to the Exchange Agreement.

                  (ii)  "Exchange   Agreement"   means  that  certain   exchange
agreement between the Company and Marshall Capital Management, Inc., pursuant to the terms of which the Series B Shares are originally issued.

                  (iii) "Stated Value" means $1,000.

                  (iv) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

            (b) Holder's Conversion Rights. Each Series B Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of shares of Common Stock equal to the Stated Value divided by the Conversion Price (as defined below) in effect at the time of conversion. Such Conversion Price shall be subject to adjustment as provided below.

            (c) Holder's Delivery Requirements. Before any holder of Series B Shares shall be entitled to convert such shares into share of Common Stock pursuant to this Section 4, the holder of such Series B Shares shall surrender the certificate or certificates representing such Series B Shares, duly endorsed, at the principal executive office of the Company or of any transfer agent for the Series B Shares, and shall give written notice to the Company at its principal executive office of the election to convert such shares of Series B Shares and the names or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, on or before the third Business Day following delivery of such notice and the certificate or certificates representing such Series B Shares, issue and deliver to such holder of Series B Shares, or to the nominee or nominees thereof, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Conversion under this Section 4 shall be deemed to have been made and the person or persons entitled to receive shares of Common Stock issuable upon the conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock immediately prior to the close of business on the date of such surrender of the Series B Shares to be converted. In the event the number of Series B Shares represented by the certificate or certificates surrendered pursuant to this Section 4(c) exceeds the number of shares converted, the Company shall, upon such conversion, execute and deliver to the holder a new certificate or certificates for the number of Series B Shares represented by the certificate or certificates surrendered which are not converted.

            (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Shares; instead, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole number.

            (e) Conversion Price. Each Series B Share shall be convertible in accordance with Section 4(b) above, into the number of shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price (as described below). The "Conversion Price" shall be $4.50, subject to Section 4(f) below.

            (f) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination, or consolidation, be proportionately increased.

            (g) In the event any Series B Shares shall be converted pursuant to this Section 4 or otherwise reacquired by the Company, the shares so converted or reacquired shall be canceled, may not be reissued as Series B Shares and shall revert back to authorized but undesignated shares of Preferred Stock.

      (5) Reservation of Shares. The Company shall, so long as any of Series B Shares are outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Series B Shares, such number of its authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Shares.

      (6) Vote to Change Terms of Preferred Shares. The affirmative vote of the holders of at least two-thirds (2/3) of the Series B Shares then outstanding shall be required in order to amend, alter, change or repeal any of the provisions of this Certificate of Designation.

      (7) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing the Series B Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the certificate, the Company shall execute and deliver a new preferred stock certificate of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series B Shares into Common Stock.

      (8) Specific Shall Not Limit General: Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all the initial holders of the Series B Shares and shall not be construed against any person as the drafter hereof.

      (9) Notice. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 7(f) of the Exchange Agreement.

      IN  WITNESS   WHEREOF,   the  Company  has  caused  this   Certificate  of
Designations to be signed by David Paolo, its President, as of the ___ day of August 2001.

                                                     LOG ON AMERICA, INC.

                                                     By: _______________________
                                                         Name: David Paolo
                                                               President

                                                                       Exhibit D

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August __, 2001, by and between LOG ON AMERICA, INC., a Delaware corporation, with headquarters located at One Cookson Place, Providence, Rhode Island 02903 (the "Company"), and MARSHALL CAPITAL MANAGEMENT, INC., a Delaware corporation, with offices at 11 Madison Avenue, New York, New York 10010 ("Marshall").

      WHEREAS:

      A. In connection with the Settlement Agreement by and among the Company, Marshall and Credit Suisse First Boston Corporation dated as of August 14, 2001 (the "Settlement Agreement") and the Exchange Agreement by and among the parties hereto of even date herewith (the "Exchange Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Exchange Agreement, to issue to Marshall 7,500 shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which will be convertible into shares (as converted, the "Conversion Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the "Certificate of Designations").

      B. To induce Marshall to execute and deliver the Settlement Agreement and the Exchange Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Marshall hereby agree as follows:

      1. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            a. "Investor" means Marshall and any transferee or assignee thereof to whom Marshall assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

            b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

            c.  "Register,"   "registered,"  and   "registration"   refer  to  a
registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

            d.  "Registrable  Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, and (ii) any shares of capital stock issued or issuable with respect to the Conversion Shares or the Preferred Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

            e. "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities.

      2. REGISTRATION.

            a. Registration. The Company shall prepare, and, as soon as practicable but in no event later than 60 days following the Closing Date, as such term is defined in the Exchange Agreement (the "Filing Deadline"), file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable.

            b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Person's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

            c. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of such Registrable Securities, in each case, as soon as practicable. The
Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

      3. RELATED OBLIGATIONS.

      At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Sections 2(a) or 2(c), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

            a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (as soon as practicable but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144, Rule 145 or any other available exemption, each promulgated under the 1933 Act (or successor thereto) or any other available exemption or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), to the knowledge of the Company, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration
Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

            c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any such Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

            d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests and as required, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws,
(x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            e. As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and
(iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            f. The  Company  shall use its  reasonable  efforts to  prevent  the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            g. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) consented to by such Investor. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            h. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

            i. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

            j. Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

            k. Notwithstanding anything to the contrary in Section 3(e), at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, however, that no Grace Period shall exceed 15 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 30 days.

      4. OBLIGATIONS OF THE INVESTORS.

            a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company reasonably requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

            b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

            c. Each  Investor  agrees that,  upon receipt of any notice from the
Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

      5. EXPENSES OF REGISTRATION.

            All reasonable expenses, other than underwriting discounts, commissions and transfer taxes incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees shall be paid by the Company.

      6. INDEMNIFICATION.

            In  the  event  any   Registrable   Securities  are  included  in  a
Registration Statement under this Agreement:

            a. To the fullest  extent  permitted by law, the Company  will,  and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent will not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor's use of the prospectus to which the Claim relates.

            c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

            d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

            e. The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

      7. CONTRIBUTION.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

      8. REPORTS UNDER THE 1934 ACT.

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            a. make and keep public information available, as those terms are understood and defined in Rule 144; and

            b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

      9. ASSIGNMENT OF REGISTRATION RIGHTS.

            The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

      10. AMENDMENT OF REGISTRATION RIGHTS.

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors who hold at least a majority of the Registrable Securities (assuming full conversion of the Preferred Shares). Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

      11. MISCELLANEOUS.

            a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be to the address es and facsimile numbers set forth in the Securities Purchase Agreement. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            d. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. In the event that there should be federal jurisdiction, the parties agree that they shall refer the matter to the Honorable Richard M. Berman of the Southern District of New York as a "relater matter." Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. This Agreement, the Settlement Agreement, the Exchange Agreement and the Certificate of Designations constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Settlement Agreement, the Exchange Agreement and the Certificate of Designations supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

            g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Preferred Shares then outstanding have been converted into or exercised for Registrable Securities.

            k. This Agreement shall be deemed to be jointly drafted by the Company and Marshall and shall not be construed against any person as the drafter hereof.

            l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                                MARSHALL:
--------                                                ---------

LOG ON AMERICA, INC.                                    MARSHALL CAPITAL
                                                        MANAGEMENT, INC.

By: ___________________                                  By: ___________________
    Name:  David Paolo                                       Name:  Allan Weine
    Title: President                                         Title: President

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn: ___________________________________________

                            Re: Log On America, Inc.

Ladies and Gentlemen:

      We are  counsel  to Log On  America,  Inc.,  a Delaware  corporation  (the
"Company"), and have represented the Company in connection with that certain Exchange Agreement (the "Exchange Agreement") entered into by and between the Company and Marshall Capital Management, Inc. (the "Holder") pursuant to which the Company issued to the Holder shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Pursuant to the Exchange Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                        Very truly yours,

                                                        [ISSUER'S COUNSEL]

                                                        By: ____________________

cc:   Marshall Capital Management, Inc.

                                                                       Exhibit E

                               EXCHANGE AGREEMENT

      EXCHANGE AGREEMENT (this "Agreement"), dated as of August __, 2001, by and between Log On America, Inc., a Delaware corporation, with headquarters at One Cookson Place, Providence, Rhode Island 02903 (the "Company"), and Marshall Capital Management, Inc., a Delaware corporation, with offices at 11 Madison Avenue, New York, New York 10010 ("Marshall").

      WHEREAS:

      A. The Company and Marshall are executing, delivering and performing this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act");

      B. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series B Convertible Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

      C. The Company and Marshall are parties to that certain Settlement Agreement, dated August 14, 2001 (the "Settlement Agreement"), pursuant to the terms of which, inter alia, (a) the Company is required to issue to Marshall 7,500 shares of the Preferred Stock (the "Preferred Shares"), in exchange for
(b) 7,500 shares of the Company's Series A Convertible Preferred Stock (the "Series A Stock") held by Marshall and the warrant to acquire 297,102 shares of Common Stock (the "Warrant") held by Marshall, which, upon such exchange, will be cancelled; and

      D. Pursuant to the terms of the Settlement Agreement, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities law.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Marshall agree as follows:

      1. EXCHANGE OF PREFERRED SHARES.

            a. Issuance of Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and deliver to Marshall in exchange for 7,500 shares of the Series A Stock and the Warrant, and Marshall shall accept from the Company 7,500 Preferred Shares at the closing (the "Closing").

            b. Closing Date. The date and time of the closing of the transactions contemplated hereby (the "Closing Date") shall be at 10:00 a.m., Eastern Time, on or before August 21, 2001, subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below (or such other date as is mutually agreed to by the Company and Marshall). The Closing shall occur on the Closing Date at the offices to be mutually agreed upon by the parties.

      2. MARSHALL'S REPRESENTATIONS AND WARRANTIES.

            Marshall represents and warrants that:

            a. Investment Purpose. Marshall (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion thereof (the Preferred Shares and the Conversion Shares collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, subject to
Section 4(d) below, that by making the representations herein Marshall does not agree to hold the Securities for any minimum or specific term.

            b. Accredited Investor Status. Marshall is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

            c. Reliance on Exemptions. Marshall understands that the Securities are being issued to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Marshall's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Marshall set forth herein in order to determine the availability of such exemptions and the eligibility of Marshall to acquire the Securities.

            d. Information. Marshall and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Marshall. Marshall and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Marshall understands that its investment in the Securities involves a high degree of risk. Marshall has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Governmental Review. Marshall understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Marshall understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) Marshall shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company's counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; or (C) Marshall provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the securities.

            g. Legends. Marshall understands that the certificates or other instruments representing the Preferred Shares and until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
      SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE
      REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY'S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING,

      THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form acceptable to the Company's counsel, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Marshall acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel to Marshall that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

            h. Authorization; Enforcement; Validity. This Agreement, the Settlement Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Marshall and are valid and binding agreements of Marshall enforceable against Marshall in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. Series A Stock; Warrant. Marshall owns in the aggregate, beneficially and of record, 7,500 shares of Series A Stock and the Warrant, free and clear of all liens, claims and rights, and has not sold, assigned, transferred, pledged or hypothecated any such shares of Series A Stock, the Warrant or any of its rights thereunder.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to Marshall that:

            a. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the assets and properties owned or leased by it require such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a material adverse effect on the financial condition, operations, assets, business, prospects or properties of the Company, taken as a whole.

            b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into this Agreement, the Settlement Agreement, the Registration Rights

Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized and unanimously approved by the Company's Board of Directors, (iii) this Agreement, the Settlement Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) the Transaction Documents, upon execution and delivery thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

            c. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 1,666,667 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(b) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act, assuming that the representations and warranties of Marshall contained in Section 2 are true and correct as to factual matters.

      4. COVENANTS.

            a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

            b. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions).

            c. Restriction on Short Sales. Marshall agrees that during the period beginning on the Closing Date and ending on but excluding the earlier of the first date on which Marshall no longer holds any Preferred Shares, neither Marshall nor any of its affiliates acting under Marshall's direction or control shall engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended) of the Common Stock.

            d. Volume Limitations. Marshall agrees that during the period beginning on the Closing Date and ending on the first anniversary date of the Closing Date, neither Marshall nor any of its affiliates acting under Marshall's direction or control shall sell more than 140,000 shares of Common Stock during any thirty day period. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock or shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the number of shares of Common Stock allowed to be sold by Marshall and its affiliates pursuant to this Section 4(d) shall be proportionately increased or decreased, as the case may be.

            e. The parties acknowledge and agree that for purposes of Rule 144, the holding period for the Preferred Shares and, upon conversion of the Preferred Shares, the Conversion Shares shall be deemed to have commenced on the date on which the shares of Series A Stock were issued to Marshall.

            f. Marshall's Deliveries at Closing. Subject to the satisfaction of the conditions set forth in Section 6, Marshall will on or before the Closing
(i) surrender (A) the certificate or certificates representing the 7,500 shares of the Series A Stock, and (B) the Warrant, each to the Company for cancellation; and (ii) execute and deliver the Settlement Agreement.

      5. CONDITIONS TO THE COMPANY'S OBLIGATION TO EXCHANGE.

            The obligation of the Company to issue the Preferred Shares to Marshall at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Marshall with prior written notice thereof:

            (a) Marshall shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            (b) Marshall shall have delivered to the Company (A) the certificate or certificates representing 7,500 shares of Series A Stock and (B) the Warrant for cancellation.

            (c) The representations and warranties of Marshall shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Marshall shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Marshall at or prior to the Closing Date.

            (e) Credit Suisse First Boston shall have delivered to the Company the sum of $3,250,000 via wire transfer to such account as designated by the Company.

      6. CONDITIONS TO MARSHALL'S OBLIGATION TO EXCHANGE.

            The obligation of Marshall to exchange the shares of Series A Preferred Stock and the Warrant for the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Marshall's sole benefit and may be waived by Marshall at any time in its sole discretion by providing the Company with prior written notice thereof:

            (a) The Company shall have executed each of the Transaction Documents and delivered the same to Marshall.

            (b) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to Marshall.

            (c) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (d) The Company shall have executed and delivered to Marshall the stock certificate for the Preferred Shares (in such denominations as such Buyer shall request) being acquired by Marshall at the Closing.

            (e) The Board of Directors of the Company shall have adopted the resolutions consistent with Section 3(b)(ii) above and the Company shall have provided Marshall with reasonable evidence thereof.

            (f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 1,666,667 shares of Common Stock.

      7. GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan (including the Honorable Richard M. Berman of the Southern District of New York), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement, together with the Settlement Agreement and the Registration Rights Agreement, supersedes all other prior oral or written agreements between Marshall, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            f. Notices. Any notices,  consents,  waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            Log On America, Inc.
            One Cookson Place
            Providence, Rhode Island 02903
            Telephone:                (401) 453-6100
            Facsimile:                (401) 459-6222
            Attention:                David R. Paolo

      With a copy to:

            Silverman, Chernis, Shin & Byrne, P.C.
            381 Park Avenue South, Suite 1601
            New York, New York 10016
            Telephone:                (212) 779-8600
            Facsimile:                (212) 779-8858
            Attention:                Peter Silverman, Esq.

            Ganfer & Shore, LLP
            360 Lexington Avenue
            New York, New York 10017
            Telephone:                (212) 922-9250
            Facsimile:                (212) 922-9335
            Attention:                Steven J. Shore, Esq.

      If to Marshall:

            Marshall Capital Management, Inc.
            c/o Credit Suisse First Boston
            11 Madison Avenue, 7th Floor
            New York, New York 10010
            Telephone:                (212) 325-0038
            Facsimile:                (212) 325-6519
            Facsimile:                (312) 750-1031
            Attention:                Allan Weine

      With a copy to:

            Solomon, Zauderer, Ellenhorn, Frischer & Sharp
            45 Rockefeller Plaza
            New York, New York 10111
            Telephone:                (212) 956-3700
            Facsimile:                (212) 956-4068
            Attention:                Robert Mazzeo, Esq.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. No Strict Construction. This Agreement shall be deemed to be jointly drafted by the Company and Marshall and shall not be construed against any person as the drafter hereof.

                            [signature page follows]

      IN WITNESS WHEREOF, Marshall and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                                MARSHALL:
--------                                                ---------

LOG ON AMERICA, INC.                                    MARSHALL CAPITAL
                                                        MANAGEMENT, INC.

By: ____________________                                By: ____________________
    Name:  David Paolo                                      Name:  Allan Weine
    Title: President                                        Title: President